                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                              THREE MONTHS ENDED MARCH 31,
                                              -----------------------------
                                                   1997           1996
                                              -------------- --------------
                                                 (MILLIONS EXCEPT SHARE
                                                        AMOUNTS)
COMPUTATION FOR STATEMENTS OF INCOME
  Primary Earnings Per Share (average shares
   outstanding):
    Income from continuing operations........ $           76 $           60
    Income from discontinued operations, net
     of income tax...........................             --            435
                                              -------------- --------------
    Net income...............................             76            495
    Preferred stock dividends................             --              3
                                              -------------- --------------
    Net income to common stock............... $           76 $          492
                                              ============== ==============
    Average shares of common stock
     outstanding(a)..........................    171,330,890    170,440,074
                                              ============== ==============
    Earnings per average share of common
     stock:
      Continuing operations.................. $          .44 $          .34
      Discontinued operations................             --           2.55
                                              -------------- --------------
                                              $          .44 $         2.89
                                              ============== ==============
ADDITIONAL COMPUTATIONS(B)
  Net income to common stock, per above...... $           76 $          492
                                              ============== ==============
  Primary Earnings Per Share (including
   common stock equivalents):
    Average shares of common stock
     outstanding(a)..........................    171,330,890    170,440,074
    Incremental common shares applicable to
     common stock options based on the common
     stock daily average market price during
     the period..............................             --        535,013
    Incremental common shares applicable to
     performance units based upon the
     attainment of specified goals...........         88,869         88,125
                                              -------------- --------------
    Average common shares, as adjusted.......    171,419,759    171,063,212
                                              ============== ==============
    Earnings per average share of common
     stock (including common stock
     equivalents):
      Continuing operations.................. $          .44 $          .34
      Discontinued operations................             --           2.54
                                              -------------- --------------
                                              $          .44 $         2.88
                                              ============== ==============
  Fully Diluted Earnings Per Share:
    Average shares of common stock
     outstanding(a)..........................    171,330,890    170,440,074
    Incremental common shares applicable to
     common stock options based on the more
     dilutive of the common stock ending or
     average market price during the period..             --        774,770
    Incremental common shares applicable to
     performance units based upon the
     attainment of specified goals...........         88,869         88,125
                                              -------------- --------------
    Average common shares assuming full
     dilution................................    171,419,759    171,302,969
                                              ============== ==============
    Fully diluted earnings per average share,
     assuming conversion of all applicable
     securities:
      Continuing operations.................. $          .44 $          .34
      Discontinued operations................             --           2.53
                                              -------------- --------------
                                              $          .44 $         2.87
                                              ============== ==============
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NOTES:
(a) In 1992, 12,000,000 shares of common stock were issued to the Tenneco Inc.
    Stock Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. For the period ended
    March 31, 1996, the SECT utilized 717,256 shares. At December 31, 1996, all shares had been utilized.
(b) These calculations are submitted in accordance with Securities and
    Exchange Commission requirements although not required by Accounting
    Principles Board Opinion No. 15 because they result in dilution of less than 3%.